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Exhibit 13.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. Section 1,350, the undersigned officer of Companhia Siderúrgica Nacional (the "Company"), hereby certifies, to such officer's knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2005 (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 30, 2006
	By:	/s/ Benjamin Steinbruch

Name: Benjamin Steinbruch
Title: Chief Executive Officer and Acting Chief Financial Officer

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        The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.